UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35026	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On June 10, 2011, Pacific Capital Bancorp (the “Company”) dismissed Ernst & Young LLP (“EY”) as its registered public accounting firm, effective June 10, 2011. The Company has engaged KPMG LLP (“KPMG”) as its registered public accounting firm, effective June 10, 2011. The decision to change registered public accounting firms and the appointment of the new registered public accounting firm was made by the Audit Committee of the Company’s Board of Directors.

The audit reports of EY on the Company’s financial statements and the reports of EY on the Company’s internal control over financial reporting for the fiscal years ended December 31, 2009 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of EY on the Company’s consolidated financial statements as of and for the year ended December 31, 2009 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and December 31, 2010, and the period through the date of this disclosure, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S–K and the related instructions to Item 304 of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to EY’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for such years or period.

During the fiscal years ended December 31, 2009 and December 31, 2010, and the period through the date of this disclosure, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S–K and the related instructions to Item 304 of Regulation S-K), except that in 2010 the Audit Committee discussed with EY the existence of a material weakness in the Company’s internal control over financial reporting relating to accounting for commercial lending activities. For further discussion of this material weakness refer to Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, and Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.

During the fiscal years ended December 31, 2009 and December 31, 2010, and the period through the date of this disclosure, the Company did not consult with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S–K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S–K and the related instructions to Item 304 of Regulation S-K).

The Company has provided EY with a copy of the foregoing disclosure. Attached as an exhibit hereto is a copy of EY’s letter, dated June 15, 2011, in response to the foregoing disclosure.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 9, 2011, the Compensation Oversight Committee of the Company’s Board of Directors approved a form of Restricted Stock Unit Agreement as the standard form of agreement to be entered into between the Company and each employee, non-employee director or consultant of the Company who receives restricted stock units pursuant to the Pacific Capital Bancorp 2010 Equity Incentive Plan (the “Restricted Stock Unit Agreement”). The form of Restricted Stock Unit Agreement provides that the grant of restricted stock units: shall be subject to certain vesting requirements; shall be converted into shares of the common stock of the Company immediately upon vesting; may not be sold, transferred, pledged, assigned or encumbered; and shall be immediately and unconditionally forfeited to the Company to the extent that they have not vested prior to the cessation of employment by their recipient. The foregoing summary of the Restricted Stock Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Unit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement for the Pacific Capital Bancorp 2010 Equity Incentive Plan

16.1	Letter dated June 15, 2011, from Ernst & Young LLP to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

June 15, 2011	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement for the Pacific Capital Bancorp 2010 Equity Incentive Plan

16.1	Letter dated June 15, 2011, from Ernst & Young LLP to the United States Securities and Exchange Commission